UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported): May 30, 2007

Alternative Loan Trust 2007-14T2
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-140962-04

CWALT, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-140962

Countrywide Home Loans Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698307
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation of the depositor)	Identification No. of the depositor)

4500 Park Granada
Calabasas, California	91302
(Address of Principal	(Zip Code)
Executive Offices of the depositor)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 30, 2007, CWALT, Inc. (the “Depositor”) created Alternative Loan Trust 2007-14T2 (the “Issuing Entity”) pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, Countrywide Home Loans, Inc., as a seller, Park Grananda LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

On May 30, 2007, the Depositor transferred the Mortgage Loans to the Issuing Entity. The loan level data tape attached hereto as Exhibit 99.1 describes characteristics of each Mortgage Loan as of the Cut-off Date.

“Cut-off Date” means, with respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan and (ii) May 1, 2007.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.	Description

99.1	Characteristics of the Mortgage Loans

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWALT, INC.

By: /s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

Dated: June 1, 2007

Exhibit Index

Exhibit No.	Description

99.1	Characteristics of the Mortgage Loans